Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Talbot Bancshares, Inc. (the "Company") of our report dated January 15, 1999, on the 1998 consolidated financial statements of the Company and related notes, which appear on pages 16-36 of the 1998 Annual Report to Stockholders of the Company that is included in the Company's annual report on Form 10-K for the year ended December 31, 1998.


                                               /s/Stegman & Company




Baltimore, Maryland
July 2, 1999




F7364.641